UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

PACIRA BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

DOMA PERPETUAL CAPITAL MANAGEMENT LLC DOMA PERPETUAL LO EQUITY MAASTER FUND LP DOMA PERPETUAL PARTNERS GP LLC PEDRO ESCUDERO JOSEPH KROMHOLZ PHILIP PUCCIARELLI ERIC DE ARMAS
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DOMA Perpetual Capital Management LLC, a Delaware limited liability company, together with the other participants named herein (collectively, “DOMA”), intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2025 annual meeting of stockholders (the “Annual Meeting”) of Pacira BioSciences, Inc., a Delaware corporation (the “Company”).

On March 14, 2025, DOMA issued the following press release:

DOMA Perpetual Nominates Three Highly Qualified Candidates for the Board of Pacira BioSciences

Pacira’s Stock is Down 76% Over the Last Decade, While the Board and Management Have Enriched Themselves at a Cost of Half a Billion Dollars, Roughly 50% of the Current Market Cap

Under CEO and Board Member Frank Lee, the Stock Price Has Declined 33%; He is Pushing for Higher Compensation Packages for Management While Burdening Shareholders with New Risks; DOMA Believes His Views on Capital Allocation Are Misaligned With Shareholder Interest and He Has No Track Record of Creating Shareholder Value

Change to the Board’s Composition is Critical to Accelerate Shareholder Return and to Correct a Decade of Corporate Abuse and Lack of Stock Price Returns

DOMA’s Three Highly Qualified Nominees Possess Vast Experience in Strategic Capital Allocation, Risk Management, Healthcare Banking and Intellectual Property Law and Litigation

MIAMI, March 14, 2025 /PRNewswire/ -- DOMA Perpetual Capital Management LLC (“DOMA Perpetual”) is a fundamentals-based, value-oriented investor that, together with the other participants in its solicitation (collectively “DOMA” or “we”), beneficially owns approximately 4.2% of the outstanding shares of common stock of Pacira BioSciences (NASDAQ: PCRX) (“Pacira” or the “Company”).i

DOMA today announced its nomination of three highly skilled director candidates to Pacira BioSciences Board of Directors (the “Board”): Joseph Kromholz, Philip Pucciarelli and Eric de Armas. DOMA believes electing these nominees is critical to address the Board’s lack of financial sophistication and legal expertise and to correct its value-destroying capital allocation strategy. These candidates possess significant, relevant experience and are prepared to ensure that shareholders’ interests are fully represented on the Board.

Over the last decade, Pacira’s stock price is down 76%, while the S&P 500 was up 167%.ii In this time, Pacira’s Board and Management have paid themselves compensation totaling nearly half a billion dollars, or roughly 50% of Pacira’s current market cap.iii We believe the Board and management have taken the wrong approach to strategic capital allocation which is misaligned with shareholder interest. Pacira’s board members may expect to be reelected without challenge, but there should be consequences for lack of stock performance and value creation.

DOMA’s aim is to accelerate buybacks to enhance shareholder value, returning to shareholders the vast majority of the cash on the balance sheet and free cash flow, for as long as it is accretive. DOMA believes the Board must avoid taking any substantial risk in capital allocation until certainty in the IP battle is achieved. It is time to put Pacira’s shareholders first.

Director Nominees:

•	Joseph Kromholz – Mr. Kromholz is a highly skilled attorney in all areas of intellectual property law including patent, trademark, copyright and unfair competition law and related litigation.
•	Philip Pucciarelli – Mr. Pucciarelli is a seasoned financial professional who has spent more than 25 years in Investment Banking with a focus on M&A, strategic capital raising and corporate finance advisory for public and private Healthcare services companies.
•	Eric de Armas – Mr. de Armas, CFO and CCO of DOMA Perpetual, has over two decades of experience in the financial industry. He possesses a deep knowledge of corporate finance, risk management and strategic capital allocation.

About DOMA Perpetual Capital Management LLC:
DOMA Perpetual Capital Management LLC is an asset management firm based in Miami, Florida. DOMA Perpetual strives to achieve great investment results by identifying attractive, uncorrelated companies with sustainable competitive advantages, while limiting exposure to downside risks. It employs an opportunistic, fundamentals-based strategy that invests in companies across a variety of sectors and market caps throughout the globe.

Contact:
DOMA Perpetual Capital Management LLC
ir@domaperpetual.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

DOMA Perpetual Capital Management LLC, a Delaware limited liability company (“DOMA”), together with the other participants named herein, have filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2025 annual meeting of stockholders of Pacira BioSciences, Inc., a Delaware corporation (the “Company”).

DOMA STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be DOMA, DOMA Perpetual LO Equity Master Fund LP, an exempted limited partnership organized under the laws of the Cayman Islands (“DOMA LO Master”), DOMA Perpetual Partners GP LLC, a Delaware limited liability company (“DOMA GP”), Joseph Kromholz, Philip Pucciarelli and Eric de Armas.

As of the date hereof, DOMA LO Master directly beneficially owns 1,804,069 shares of Common Stock, par value $0.001 par value per share, of the Company (the “Common Stock”). As of the date hereof, Pedro Escudero directly beneficially owns 159,000 shares of Common Stock. As of the date hereof, Mr. de Armas directly beneficially owns 1,389 shares of Common Stock. As Investment Manager of DOMA LO Master, DOMA may be deemed to beneficially own the 1,804,069 shares of Common Stock beneficially owned by DOMA LO Master. As general partner of DOMA LO Master, DOMA GP may be deemed to beneficially own the 1,804,069 shares of Common Stock beneficially owned by DOMA LO Master. As Founder and Chief Investment Officer of DOMA and Managing Member of DOMA GP, Mr. Escudero may be deemed to beneficially own the 1,804,069 shares of Common Stock beneficially owned by DOMA and DOMA GP. As of the date hereof, neither Messrs. Kromholz nor Pucciarelli beneficially own any shares of Common Stock.

Disclaimer

This letter has been prepared by DOMA. The views expressed herein reflect the opinions of DOMA and are based on publicly available information with respect to Pacira BioSciences, Inc. (“Pacira” or the “Company”). DOMA recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with DOMA’s conclusions. DOMA reserves the right to change or modify any of such views or opinions at any time and for any reason and expressly disclaims any obligation to correct, update, or revise the information contained herein or to otherwise provide any additional materials.

For the avoidance of doubt, this press release was not produced by any person that is affiliated with Pacira, nor was its content endorsed by Pacira. This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. One or more funds managed by DOMA currently beneficially owns shares of the Company.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on DOMA’s current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of DOMA.

i Pacira Company Filings, DOMA Perpetual Internal Calculations
ii Bloomberg Database, as of the close March 13, 2025. S&P 500 references Bloomberg Ticker: SPX
iii Pacira Company Filings, DOMA Perpetual Internal Calculations